Focusing on great experiences and mutually sustainable success for our clients, colleagues, and investors. Q2 2026 Earnings Supplement

2 CERTAIN IMPORTANT INFORMATION CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Corporation’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” The Corporation’s actual results may differ materially from those contemplated by the forward- looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) adverse changes or conditions in capital and financial markets, including actual or potential stresses in the banking industry; (ii) changes in interest rates; (iii) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) effectiveness of our data security controls in the face of cyber attacks and any reputational risks following a cybersecurity incident; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) adverse economic effects from international trade disputes, including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation, or similar events impacting economic activity; (viii) higher than expected costs or other difficulties related to integration of combined or merged businesses; (ix) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (x) changes in the quality or composition of our loan and investment portfolios; (xi) adequacy of loan loss reserves; (xii) increased competition; (xiii) loss of certain key officers; (xiv) deposit attrition; (xv) rapidly changing technology; (xvi) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xvii) changes in the cost of funds, demand for loan products or demand for financial services; and (xviii) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on the Corporation's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this presentation are based upon management’s beliefs and assumptions and are made as of the date of this presentation. Factors or events that could cause the Corporation’s actual results to differ may emerge from time to time, and it is not possible for the Corporation to predict all of them. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements included in this presentation or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur and you should not put undue reliance on any forward-looking statements. NON-GAAP FINANCIAL MEASURES This report contains references to financial measures that are not defined in GAAP. Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non- GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. Non-GAAP measures reflected within the presentation include: Return on average tangible common equity, Adjusted return on average tangible common equity, Adjusted basic earnings per common share, Adjusted diluted earnings per common share, Adjusted net income available to common shareholders, Adjusted return on average assets, Net interest margin (fully tax equivalent basis), Efficiency ratio (fully tax equivalent), Adjusted efficiency ratio (fully tax equivalent), Tangible common equity/tangible assets, Merger transaction related expenses, net of tax, Adjusted return on average equity, Tangible book value per common share. Note: GAAP stands for Generally Accepted Accounting Principles

3 2ND QUARTER 2026 HIGHLIGHTS • Net Income of $27.2 million, or $0.91 per diluted common share • Return on Average Tangible Common Equity (ROATCE) of 15.20%(1) • Return on Average Equity of 12.65% • Net Interest Margin, fully tax equivalent, of 3.89%, up 5 bps from the prior quarter(1) • Efficiency Ratio, fully tax equivalent of 56.14%(1) • Total Revenue increased $4.3 million, or 5.19%(2), from prior quarter EARNINGS & PROFITABILITY • Common Equity Tier 1 ratio of 12.02% compared to Basel III “well-capitalized” level of 7.00% • Consolidated Tangible Common Equity to Tangible Assets ratio of 8.81%(1) • Common Shareholders’ Equity to Total assets of 10.10% • Bank-level Commercial Real Estate Loans to Total Risk- Based Capital of 269.48% • Corporation completed a partial redemption of $50.0 million in subordinated notes, leaving $35.0 million in principal amount of subordinated notes outstanding CAPITAL (1) Return on Average Tangible Common Equity, Net Interest Margin, fully tax equivalent, and Efficiency Ratio, fully tax equivalent, Tangible Common Equity to Tangible Assets are non-GAAP financial measures – see Appendix for reconciliations. (2) Total Revenue is defined as Net Interest Income plus Non-Interest Income.

4 2ND QUARTER 2026 HIGHLIGHTS • Total loans receivable of $6.5 billion increased $79.8 million, or 4.98% annualized, from the prior quarter • Yield on loans and loans held for sale of 6.38%, up 2 bps from the prior quarter • Loan/Deposit ratio of 92.00% LOANS • Total deposits of $7.1 billion decreased $59.8 million, or -3.36% annualized, from the prior quarter • Cost of interest-bearing deposits of 2.42%, down 3 bps from the prior quarter • Noninterest-bearing deposits increased $22.7 million, or 8.07% annualized, from prior quarter, primarily driven by treasury management customer relationships • Available Liquidity as a Multiple of Adjusted Uninsured Deposits of 4.8x DEPOSITS & LIQUIDITY • Allowance for credit losses / Total loans of 1.04% • Nonperforming assets / Total assets of 0.69% • Annualized net loan charge-offs / average total loans and loans held for sale of 0.09% ASSET QUALITY

5 COMPANY OVERVIEW (1) Based on 29,621,999 share count reported as of June 30, 2026, in the July 23, 2026 Earnings Release and the July 16, 2026 closing stock price ($35.15). ▪ Holding Company for CNB Bank (Clearfield, PA), serving the community since 1865 ▪ 75 full-service offices, one loan production office, one mobile office, two limited service offices across Pennsylvania, New York, Ohio and Virginia ▪ Nasdaq: CCNE & CCNEP ▪ Market Capitalization: ~$1 billion(1) ▪ July 23, 2026, marked the one-year anniversary of the acquisition of ESSA Bancorp, Inc. FINANCIAL HIGHLIGHTS (As of 6/30/2026) ASSETS: $8.4 billion DEPOSITS: $7.1 billion LOANS: $6.5 billion

6 UNIQUE MULTI-STATE, MULTI-BRAND MODEL ▪ Legacy bank of the organization founded in 1865 ▪ 19 full-service offices serving Clearfield, Centre, McKean, Elk, Jefferson, Cambria, Indiana and Blair counties in PA ▪ Central and North Central PA focus ▪ Opened in August 2005 ▪ Legacy market with 9 full-service offices serving Erie, Crawford & Warren counties in PA ▪ Growth market with 5 full-service offices serving Lake, Ashtabula, & Cuyahoga counties in OH, including the city of Cleveland ▪ Opened in 2013 with the acquisition of FC Banc Corp. in Bucyrus, OH ▪ 7 full-service offices serving ▪ Includes the greater-Columbus metro area and Central Ohio ▪ Established in 2021 ▪ 3 full-service offices and 1 loan production office ▪ High growth market and becoming a meaningful contributor to overall growth ▪ Focus on a planning-based approach for families and commercial customers ▪ Seamless partnership with Private Banking in providing customers with a broad array of competitive solutions ▪ Opened in 2016 serving the Greater Buffalo, NY market ▪ 12 full-service offices, 1 mobile office and 2 drive through locations ▪ Expanded into the Rochester, NY market in 2024 with its first branch ▪ Acquired in 2025 ▪ Expanded footprint into Northeast Pennsylvania, including the Lehigh Valley region ▪ 20 full-service offices

7 INVESTMENT HIGHLIGHTS Management • Experienced executive management team, supported by a deep bench, focused on generating shareholder value Capital & Liquidity • Substantial liquidity combined with exceptional capital levels to support overall shareholder strategy Balance Sheet • Strong risk profile • Primary focus on commercial lending and customer relationship deposits Profitability • Consistent profitability levels across market cycles resulting in the accretion of capital to support long term growth Market • Well diversified geographically • Balance of higher deposit share/legacy markets, with higher growth markets Credit Quality • Disciplined underwriting coupled with conservative credit culture, leading to high performing loan portfolio

8 INVESTMENT ACCRETION AND RETURNS

9 TANGIBLE BOOK VALUE PER COMMON SHARE (1) Tangible book value per common share is a non-GAAP financial measure – see Appendix for reconciliations. $15.98 $17.28 $20.00 $21.29 $22.85 $22.39 $24.57 $26.34 $27.63 $27.44 $28.75 $13.33 $14.69 $17.45 $18.66 $20.22 $20.30 $22.46 $24.24 $23.48 $25.35 $24.73 $- $5 $10 $15 $20 $25 $30 $35 2017 2018 2019 2020 2021 2022 2023 2024 2025 6/30/2025 6/30/2026 Book Value / Common Share Tangible Book Value / Common Share (1)

10 RETURN ON AVERAGE TANGIBLE COMMON EQUITY (1) ROATCE and adjusted ROATCE are non-GAAP financial measures – see Appendix for reconciliations; Average equity includes both common and preferred equity in periods following the 2020 preferred equity issuance. Adjusted return on tangible common equity is adjusted to remove expenses related to the acquisition of ESSA. ROAE stands for Return on average equity. YTD figures are annualized. 12.58% 9.66% 12.03% 16.01% 16.28% 10.67% 16.23% 16.64% 11.98% 10.25% 10.59% 8.95% 15.04% 9.97% 13.46% 14.05% 9.14% 13.39% 13.86% 10.54% 9.21% 9.14% 8.18% 12.51% 4% 6% 8% 10% 12% 14% 16% 18% 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD 6/30/2025 YTD 6/30/2026 Adj ROATCE (1) ROATCE (1) ROAE

11 DILUTED EARNINGS PER COMMON SHARE (1) Diluted earnings per common share (EPS) includes merger costs in 2019, merger costs, FHLB prepayment penalties and branch closure costs in 2020, and merger costs in 2025. Adjusted diluted earnings per common share (EPS Adj), which excludes 2025 merger related expenses is a non-GAAP financial measure – see Appendix for reconciliations. $2.95 $1.19 $1.57 $2.21 $2.63 $1.97 $3.16 $3.26 $2.55 $2.39 $2.49 $1.10 $1.79 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD 6/30/2025 YTD 6/30/2026 EPS Adj (1) EPS (1)

12 DIVIDEND HISTORY HISTORICAL DIVIDEND PER COMMON SHARE • The Corporation’s long, uninterrupted history of dividends to its common shareholders reflects a key component of its total shareholder return • Common stock dividend yield of 2.25% as of June 30, 2026 • Common stock dividend payout ratio of 21% as of the six months ended June 30, 2026 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Common Dividend Special Dividend

13 OUR MISSION We are dedicated to being the premier financial services provider in our communities CNB’s commitment to providing premier banking and wealth management solutions, building valued client relationships, being an employer of choice, and achieving top-tier performance is evidenced by: • Products and services • Professional employees • Safe, sound, and sustainable franchise growth

14 $0.8 $0.8 $0.9 $1.0 $1.2 $1.4 $1.6 $1.8 $2.1 $2.2 $2.3 $2.6 $2.8 $3.2 $3.8 $4.7 $5.3 $5.5 $5.8 $6.2 $8.4 $8.4 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 Acquisition of FC Banc Corp Acquisition of Bank of Akron Acquisition of ESSA Bancorp Ridge View Bank Is Formed ERIEBANK Formed2 0 0 5 2 0 1 3 2 0 1 6 2 0 2 0 2 0 2 1 $ i n B ill io n s 2 0 2 5 ASSET GROWTH AND KEY MILESTONES Acquisition of Lake National Bank Bank on Buffalo Is Formed CAPTIAL ACTIVITY 2010: Common Equity Raise of $34.5MM 2016: $50.0MM Subordinated Debt Issued 2017: At-The-Market Capital Raise of $20.0MM 2020: Preferred Equity Capital Raise of $60.4MM 2021: $85.0MM Subordinated Debt Issuance (replacing existing Subordinated Debt) 2022: Common Equity Raise of $100.0MM 2026: $50.0MM Partial Redemption of Subordinated Debt

15 CNB BANK SENIOR MANAGEMENT MICHAEL D. PEDUZZI President, Chief Executive Officer MARTIN T. GRIFFITH Senior Executive Vice President, Chief Revenue Officer LEANNE D. KASSAB Senior Executive Vice President, Chief Experience Officer TITO L. LIMA Senior Executive Vice President, Chief Financial Officer GREGORY M. DIXON Executive Vice President, Chief Credit Officer DARRYL P. KOCH Executive Vice President, Chief Information Technology & Security Officer HEATHER J. KOPTCHAK Executive Vice President, Chief Human Resources Officer ROBIN W. MINK Executive Vice President, Chief Treasury Management Officer STEVEN R. SHILLING Executive Vice President, Chief Wealth Management Officer ANGELA D. WILCOXSON Executive Vice President, Chief Commercial Banking Officer ANNA K. “KATIE” ANDERSEN Senior Vice President, Chief Risk Officer KYLIE GRAHAM Senior Vice President, Director of Operations MICHAEL J. NOAH Executive Vice President, Chief Operating Officer & President, BankOnBuffalo

16 QUARTERLY RESULTS Q2 2026

17 PROFITABILITY NET INCOME AVAILABLE TO COMMON (1) DILUTED EARNINGS PER COMMON SHARE (1) In thousands. (2) Excludes merger related expenses and is a non-GAAP financial measure – see Appendix for reconciliations. Quarterly return metrics are annualized. Q2 2025 measures are prior to the closing of the ESSA Merger which occurred on July 23, 2025. Q1 2026 and Q2 2026 are post merger and include impact of merger. RETURN ON AVERAGE ASSETS (“ROAA”) RETURN ON AVERAGE TANGIBLE COMMON EQUITY $0.63 $0.61 $0.88 $0.91 $- $0.20 $0.40 $0.60 $0.80 $1.00 Q2 2025 Q1 2026 Q2 2026 Adj EPS (2) EPS $13,238 $12,881 $25,961 $27,229 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 Q2 2025 Q1 2026 Q2 2026 Net Income Adj (2) Net Income 0.92% 0.90% 1.31% 1.34% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% Q2 2025 Q1 2026 Q2 2026 ROAA Adj (2) ROAA 9.98% 9.71% 14.89% 15.20% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% Q2 2025 Q1 2026 Q2 2026 ROATCE Adj (2) ROATCE

18 LOANS AND DEPOSITS LOANS ($M) DEPOSITS ($M)(1) (1) Deposits excludes deposits held for sale. Q2 2025 measures are prior to the closing of the ESSA Merger which occurred on July 23, 2025. Q1 2026 and Q2 2026 are post merger and include impact of merger. $4,733 $6,434 $6,514 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Q2 2025 Q1 2026 Q2 2026 $5,467 $7,140 $7,080 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Q2 2025 Q1 2026 Q2 2026

19 NET INTEREST MARGIN (“NIM”) & EFFICIENCY RATIO NIM(1) EFFICIENCY RATIO(1) (1) Net interest margin, fully tax equivalent and Adjusted efficiency ratio, fully tax equivalent are non-GAAP financial measures – see Appendix for reconciliations. Adjusted efficiency ratio fully tax equivalent excludes merger related expenses in Q2 2025. Q2 2025 measures are prior to the closing of the ESSA Merger which occurred on July 23, 2025. Q1 2026 and Q2 2026 are post merger and include impact of merger. Quarterly figures presented are annualized. 3.60% 3.83% 3.88% 3.59% 3.84% 3.89% 3.40% 3.45% 3.50% 3.55% 3.60% 3.65% 3.70% 3.75% 3.80% 3.85% 3.90% 3.95% Q2 2025 Q1 2026 Q2 2026 NIM NIM Fully Tax Equiv. 64.73% 59.03% 57.86% 63.50% 57.32% 56.14% 50.00% 52.00% 54.00% 56.00% 58.00% 60.00% 62.00% 64.00% 66.00% Q2 2025 Q1 2026 Q2 2026 Efficiency Ratio Adjusted Efficiency Ratio, Fully Tax Equiv.

20 LOAN PORTFOLIO COMPOSITION 6/30/2026 LOAN PORTFOLIO COMPOSITION AVERAGE YIELD ON TOTAL LOANS & LOANS HELD FOR SALE Q2 2025 measures are prior to the closing of the ESSA Merger which occurred on July 23, 2025. Q1 2026 and Q2 2026 are post merger and include impact of merger. ▪ Approximately 60.5% of the loan portfolio is variable rate 6.50% 6.36% 6.38% 5.00% 5.20% 5.40% 5.60% 5.80% 6.00% 6.20% 6.40% 6.60% 6.80% 7.00% Q2 2025 Q1 2026 Q2 2026 Commercial & industrial 27.5% Commercial mortgage 37.0% Residential real estate 33.5% Consumer & other 2.0%

21 Apartments 29.1% Lodging 17.2% Mixed Use 5.2% Office 6.3% Retail 8.6% Manufacturing 4.5% Student Housing 1.1% Warehouse 2.1% Storage Units 2.2% All Other 23.7% ADDITIONAL LOAN PORTFOLIO DETAIL ▪ Well diversified Commercial & Industrial (“C&I”) portfolio with no single industry greater than 17% of total C&I portfolio ▪ CNB has proven C&I underwriting practices and strong loan loss history ▪ Commercial Mortgage portfolio is also well diversified with no single segment greater than 30% of the total Commercial Mortgage portfolio, and with the Commercial Office segment representing less than 7% of the total Commercial Mortgage portfolio C&I DETAIL (6/30/2026) COMMERCIAL MORTGAGE DETAIL (6/30/2026) (1) (1) Does not include construction loans. Manufacturing 16.3% Healthcare & Social Services 10.4% Retail 7.9% Construction 7.7% Finance and Insurance 9.8% Administrative and Support and Waste Management and Remediation Services 4.0% Other Services 6.3% Agriculture, Forestry, Fishing and Hunting 3.6% Accommodation and Food Services 4.6% Transportation and Warehousing 4.6% All Other 24.8%

22 ADDITIONAL COMMERCIAL MORTGAGE DETAIL HOSPITALITY (6/30/26)(1) (1) Markets are based upon metropolitan statistical areas. OFFICE (6/30/26)(1) MULTIFAMILY (6/30/26)(1) • Consists of 140 outstanding loans, totaling $126.3 million, or 1.94% of total loans outstanding • Nonaccrual commercial office loans that totaled $2.1 million, or 1.64% of total commercial office loans outstanding • The average outstanding balance per commercial office loan was $902 thousand • Consists of 150 outstanding loans, totaling $357.1 million, or 5.48% of total loans outstanding • There were no nonaccrual commercial lodging loans • The average outstanding balance per loan was $2.4 million • Consists of 342 outstanding loans, totaling $547.1 million, or 8.40% of total loans outstanding • Nonaccrual multifamily loans totaled $751 thousand, or 0.14% of total multifamily loans outstanding • The average outstanding balance per loan was $1.6 million Buffalo 15.20% Columbus 13.30% Pittsburgh 13.30% Cleveland 9.50% Roanoke 6.80% Other 41.90% Buffalo 8.90% State College- DuBois, 4.70% Cincinnatti 8.60% Allentown- Bethlehem- Easton 9.90% Cleveland 24.40% Other 43.50% Cleveland 24.80% Columbus 8.70% Buffalo 17.60% Philadelphia 11.50% Allentown- Bethlehem- Easton 15.20% Other 22.20%

23 CONSERVATIVE CREDIT CULTURE 6/30/2026 NONACCRUAL LOANS BY TYPE HISTORICAL ASSET QUALITY NET CHARGE-OFFS/AVERAGE LOANS(1) Note: “NPAs” means Non-Performing Assets. “ACL” means Allowance for Credit Losses. (1) Quarterly “Q” calendar periods presented are annualized. 0.28% 0.06% 0.09% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Q2 2025 Q1 2026 Q2 2026 Commercial mortgage 18.2% Consumer & other 1.5% Residential real estate 28.9% Commercial & industrial 51.4% 6/30/2025 3/31/2026 6/30/2026 Nonaccrual loans $28,509 $46,139 $54,842 Loans 90+ days past due and accruing 256 106 27 Other real estate owned 1,624 2,930 3,554 Nonperforming assets $30,389 $49,175 $58,423 Nonaccrual loans / loans 0.60% 0.72% 0.84% NPAs / assets 0.48% 0.58% 0.69% ACL / nonaccrual loans 169.52% 145.33% 123.00%

24 DEPOSIT MIX 6/30/2026 DEPOSIT MIX(1) AVERAGE COST DEPOSITS (1) Deposit Mix excludes deposits classified as Deposits held for sale on the balance sheet at 6/30/2026. 2.84% 2.45% 2.42%2.40% 2.06% 2.04% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q 2 2 0 2 5 Q 1 2 0 2 6 Q 2 2 0 2 6 Cost of total interest-bearing deposits Cost of total deposits ▪ Well diversified deposit portfolio ▪ Granular deposit base with average balance per account of $33 thousand ▪ Focused on continuing to reduce interest cost of deposits ▪ Strong risk profile of deposit portfolio, with core deposits at 95.7% of total deposits ▪ Treasury Management deposit portfolio comprising 21.4% of total deposit portfolio Demand - noninterest 16.2% Demand - interest 14.5% Savings 53.1% Time deposits 16.2%

SECURITIES PORTFOLIO

6/30/2026 INVESTMENT PORTFOLIO DETAIL


Corporate notes & bonds 3.3%
Pooled SBA 0.7%
U.S. Government sponsored entities 25.7%
State & political subdivisions 10.0%
Agency residential & multi-family mortgage-backed securities 60.3%

HIGHLIGHTS

- Total investment portfolio comprised of 11.1% of total assets, provides supplemental interest income to the loan portfolio and provides securities to meet collateral pledging needs for certain municipal deposit relationships
- Overall low credit risk profile with 86.7% of the portfolio comprised of government or government sponsored securities and residential & multi-family mortgage securities issued by government or government sponsored entities, as of June 30, 2026
- Portfolio modified duration of 4.06 years enables CNB to reinvest cash flows to capitalize on higher interest rates

As of 6/30/2026

($000)	Book Value	Market Value	Total Net Unrealized Losses	AOCI [1]	Wgt Avg Mod Dur (Yrs)	Price Vol Up100	Price Vol Dn100
AFS	$734,772	$692,513	($42,259)	($33,385)	4.49	-4.37%	3.85%
HTM	203,049	190,521	(12,528)	(2,978)	2.60	-2.94%	2.45%
Total	$937,821	$883,034	($54,787)	($36,363)	4.06	-4.06%	3.55%

(1) Accumulated other comprehensive income (loss), "AOCI" amounts included in the amount presented under Total Net Unrealized Losses. These AOCI amounts are calculated using a tax rate of 21%.

CNB FINANCIAL CORPORATION®

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26 ▪ The quarter-over-quarter (“QoQ”) increase in Wealth and Asset Management fees was driven by both higher commission and advisory fees ▪ The QoQ decrease in net realized gains on available-for-sale securities was due to bond sales in Q1 2026 ▪ Higher net realized and unrealized gains QoQ on equity securities was due to market movement in deferred compensation plan assets NON-INTEREST INCOME NON-INTEREST INCOME Q2 2025 Q1 2026 Q2 2026 Wealth and asset management fees $ 2,109 $ 2,357 $ 2,728 Service charges on deposit accounts 1,656 2,034 2,010 Other service charges and fees 427 422 417 Net realized gains on available-for-sale securities - 331 - Net realized and unrealized gains (losses) on equity securities 567 (89) 707 Mortgage banking 172 341 269 Bank owned life insurance 976 986 1,167 Card processing and interchange income 2,278 2,586 2,804 Other non-interest income 823 1,030 1,200 Total non-interest income $ 9,008 $ 9,998 $ 11,302

27 ▪ The decrease QoQ in salaries and benefits was due to lower incentive compensation accruals resulting from reduced anticipated payout levels ▪ The QoQ increase in state and local taxes was primarily due to an $852 thousand sales tax refund recognized in Q1 2026 ▪ The Q1 2026 FDIC insurance premiums included an adjustment credit due to the latest FDIC assessment, lowering the overall expense for the period ▪ The QoQ increase in other non-interest expenses was driven by the timing of business development- related costs NON-INTEREST EXPENSE NON-INTEREST EXPENSE Q2 2025 Q1 2026 Q2 2026 Salaries and benefits $ 19,348 $ 24,983 $ 22,712 Net occupancy expense of premises 4,032 5,449 5,085 Amortization of core deposit intangible 16 1,005 1,016 Technology expense 5,462 7,181 7,205 Advertising expense 556 788 728 State and local taxes 1,301 821 2,046 Legal, professional, and examination fees 997 772 1,718 FDIC insurance premiums 937 807 1,021 Card processing and interchange expenses 1,253 1,507 1,470 Merger and integration costs 357 - - Other non-interest expense 5,358 5,874 7,707 Total non-interest expenses $ 39,617 $ 49,187 $ 50,708

28 CONSOLIDATED CAPITAL POSITION 6/30/2026 (1) Tangible common equity / Tangible assets is a non-GAAP financial measure - see Appendix for reconciliation. (2) Well Capitalized includes a 2.5% capital conservation buffer, resulting in minimum regulatory ratios of 7.0% Common Equity Tier 1 and 10.5% Total Risk-Based Capital. Note: Capital ratios as of June 30, 2026 are estimated pending final regulatory filings. ▪ The Corporation did not repurchase shares of common stock during the twelve months ended June 30, 2026; remaining capacity under the current program was 500,000 shares or $15.0 million as of June 30, 2026. 10.10% 8.81% 12.02% 14.53% 7.0% 10.5% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Common Equity / Total Assets Tangible Common Equity / Tangible Assets (1) Common Equity Tier 1 Ratio Total Risk Based Capital Ratio 6/30/2026 Well Capitalized (2)

UNINSURED DEPOSITS AND LIQUIDITY

- Well diversified and granular deposit base comprised of a combination of consumer, small business, commercial and public funds with an average deposit balance per account at CNB Bank of approximately $33 thousand
- Substantial available liquidity, which is well in excess of uninsured deposits
- Decrease in uninsured and adjusted uninsured deposits driven primarily by conversions to IntraFi ICS and Reich & Tang reciprocal deposit products

UNINSURED DEPOSITS

($000)	6/30/2025	3/31/2026	6/30/2026
Uninsured Deposits	$1,594,402	$2,113,531	$2,070,983
Adjusted Uninsured Deposits (1)	981,972	1,273,264	1,345,596
Total CNB Bank Deposits	5,571,185	7,260,678	7,183,689
Uninsured Deposits to Total CNB Bank Deposits	28.6%	29.1%	28.8%
Adjusted Uninsured Deposits to Total CNB Bank Deposits	17.6%	17.5%	18.7%

AVAILABLE LIQUIDITY

($000)	6/30/2025	3/31/2026	6/30/2026
Excess Cash at Federal Reserve	$332,214	$517,652	$364,781
FHLB Borrowing Capacity (2)	1,301,656	1,864,317	1,590,940
Federal Reserve Borrowing Capacity (3)	458,944	367,740	407,918
Brokered Deposits (4)	2,073,815	2,594,469	2,595,667
Other third-party funding channels (4)	808,412	1,412,443	1,442,228
Total net available liquidity	$4,975,042	$6,756,620	$6,401,534
Available Liquidity as a Multiple of Adjusted Uninsured Deposits	5.1	5.3	4.8

(1) Adjustments to Uninsured Deposits include the exclusion of collateralized deposits and affiliate deposits.
(2) Availability contingent on the FHLB activity-based stock ownership requirement.
(3) Includes access to discount window, BIC program and Bank Term Funding Program.
(4) Availability contingent on internal borrowing guidelines and Availability contingent on correspondent bank approvals at time of borrowing.

CNB FINANCIAL CORPORATION®

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30 INTEREST RATE SENSITIVITY (1) The graph demonstrates the annualized result of an interest rate simulation and the estimated effect that a parallel interest rate shift, or "shock," in the yield curve and subjective adjustments in deposit pricing might have on the Corporation's projected net interest income over the next 12 months. This simulation assumes that there is no growth in interest-earning assets or interest-bearing liabilities over the next 12 months. The changes to net interest income shown above are in compliance with CNB's policy guidelines. ▪ Earnings stability across declining and rising rate environments ▪ Interest rate sensitivity based primarily on organic balance sheet execution (no external hedging utilized) 3/31/2026 12/31/2025 +300 basis points 0.4% 1.6% +200 basis points 0.7% 1.5% +100 basis points 0.5% 1.0% -100 basis points -0.9% -1.8% -200 basis points -0.1% -2.0% -300 basis points 0.6% -2.8% % Change in Net Interest Income (1)

31 MARKET VALUATION • Franchise is undervalued compared to its Peer Financial Institutions • CNB has a long history of strong profitability levels across diversified markets • Long-term historical growth in loans and deposits should lead to growth-oriented valuation • Experienced Executive Management is focused on long-term shareholder objectives 8.3x 9.4x 9.8x 10.3x 10.6x 11.0x 11.3x 11.4x 11.7x 11.8x 11.8x 11.9x 11.9x 12.4x 13.0x 13.8x 14.6x 14.7x 14.8x - 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 Price / Forward EPS Next Twelve Months(1) Median Value: 11.8x (1) Calculated as stock share price as a multiple of next twelve months forward earnings estimate. Chart data sourced from S&P Capital IQ on July 15, 2026.

32 MARKET VALUATION • Franchise is undervalued compared to its Peer Financial Institutions • Substantial liquidity and exceptional capital levels support a top tier market value • Disciplined underwriting coupled with conservative credit culture support long-term shareholder value • Diversified balance sheet supports proactive credit risk management and further accretion of capital (1) Calculated as stock price as a multiple of tangible book value per share. Tangible book value is calculated using the last financial period end available, March 31, 2026, tangible common equity and common shares outstanding values. Chart data sourced from S&P Capital IQ on July 15, 2026. 1.25x 1.36x 1.38x 1.38x 1.48x 1.50x 1.55x 1.57x 1.63x 1.63x 1.66x 1.68x 1.79x 1.87x 2.31x 2.37x 2.53x 2.97x 3.30x 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 Price / Tangible Book Value(1) Median Value: 1.63x

33 AWARDS & RECOGNITIONS • FHLB Pillars of the Community Award (2026) • Featured in NASDAQ’s Banking on You series (2026) • CNB voted Best Bank in Progressland (2026) • ERIEBANK voted Best Bank – Meadville Tribune Readers Choice (2026) • FCBank named Bank of the Year from the Ohio Bankers League (2025) • Ridge View Bank named Best in Customer Service by Smith Mountain Laker Magazine (2025)

A P P E N D I X

35 NON-GAAP RECONCILIATION This presentation contains references to financial measures that are not defined in GAAP. Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

36 NON-GAAP RECONCILIATION Dollars in thousands, except per share data June 30, 2025 March 31, 2026 June 30, 2026 June 30, 2025 June 30, 2026 Calculation of return on average tangible common equity (non-GAAP): Net income $ 13,956 $ 27,036 $ 28,304 $ 25,437 $ 55,340 Less: preferred stock dividends 1,075 1,075 1,075 2,150 2,150 Net income available to common shareholders 12,881$ 25,961$ 27,229$ 23,287$ 53,190$ Average shareholders' equity $ 633,848 $ 886,825 $ 897,293 $ 626,739 $ 892,399 Less: average goodwill & intangibles 44,058 121,859 120,838 44,066 121,346 Less: average preferred equity 57,785 57,785 57,785 57,785 57,785 Average tangible common shareholders' equity (non-GAAP) $ 532,005 $ 707,181 $ 718,670 $ 524,888 $ 713,268 Return on average equity (GAAP) (annualized) 8.83% 12.36% 12.65% 8.18% 12.51% Return on average common equity (GAAP) (annualized) 8.97% 12.70% 13.01% 8.25% 12.85% Return on average tangible common equity (non-GAAP) (annualized) 9.71% 14.89% 15.20% 8.95% 15.04% Adjusted calculation of return on average equity (non-GAAP): Net income 13,956$ 27,036$ 28,304$ 25,437$ 55,340$ Add: merger transaction related expenses, net of tax (non-GAAP) 357 - - 1,844 - Adjusted net income (non-GAAP) 14,313$ 27,036$ 28,304$ 27,281$ 55,340$ Average shareholders' equity 633,848$ 886,825$ 897,293$ 626,739$ 892,399$ Adjusted return on average equity (non-GAAP) (annualized) 9.06% 12.36% 12.65% 8.78% 12.51% Adjusted calculation of return on average tangible common equity (non-GAAP): Net income available to common shareholders 12,881$ 25,961$ 27,229$ 23,287$ 53,190$ Add: merger transaction related expenses, net of tax (non-GAAP) 357 - - 1,844 - Adjusted net income available to common shareholders 13,238$ 25,961$ 27,229$ 25,131$ 53,190$ Average tangible common shareholders' equity (non-GAAP) 532,005$ 707,181$ 718,670$ 524,888$ 713,268$ Adjusted return on average tangible common equity (non-GAAP) (annualized) 9.98% 14.89% 15.20% 9.66% 15.04% Three Months Ended Six Months Ended

NON-GAAP RECONCILIATION

Dollars in thousands, except per share data	For the year ending December 31, 2017	2018	2019	2020	2021	2022	2023	2024	2025
Calculation of return on average tangible common equity (non-GAAP):									
Net income	$23,860	$33,719	$40,081	$32,743	$57,707	$63,188	$58,020	$54,575	$66,131
Less: preferred stock dividends	-	-	-	1,147	4,302	4,302	4,302	4,302	4,302
Net Income Available to Common	$23,860	$33,719	$40,081	$31,596	$53,405	$58,886	$53,718	$50,273	$61,829
Average shareholders' equity	$239,223	$250,491	$285,324	$358,163	$431,062	$455,748	$550,333	$592,550	$723,241
Less: average goodwill & intangibles	40,941	39,901	39,163	41,821	44,265	44,163	44,193	44,118	81,548
Less: average preferred equity	-	-		20,200	57,785	57,785	57,785	57,785	57,785
Average tangible common shareholders' equity (non-GAAP)	$198,282	$210,590	$246,161	$296,142	$329,012	$353,800	$448,355	$490,647	$583,908
Return on average equity (GAAP) (annualized)	9.97%	13.46%	14.05%	9.14%	13.39%	13.86%	10.54%	9.21%	9.14%
Return on average tangible common equity (non-GAAP) (annualized)	**12.03%**	**16.01%**	**16.28%**	**10.67%**	**16.23%**	**16.64%**	**11.98%**	**10.25%**	**10.59%**
Adjusted calculation of return on average tangible common equity (non-GAAP):									
Net Income Available to Common	$23,860	$33,719	$40,081	$31,596	$53,405	$58,886	$53,718	$50,273	$61,829
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	-	-	-	-	-	-	-	-	11,600
Adjusted net income available to common shareholders	$ 23,860	$ 33,719	$ 40,081	$ 31,596	$ 53,405	$ 58,886	$ 53,718	$ 50,273	$ 73,429
Adjusted return on average tangible common equity (non-GAAP)	**12.03%**	**16.01%**	**16.28%**	**10.67%**	**16.23%**	**16.64%**	**11.98%**	**10.25%**	**12.58%**

Note: ASU stands for Accounting Standard Update.

CNB FINANCIAL CORPORATION®

37

NON-GAAP RECONCILIATION

Dollars in thousands, except per share data	2017	2018	2019	2020	2021	2022	2023	2024	2025
	As of December 31,								
Shareholders' Equity	$243,910	$262,830	$304,966	$416,137	$442,847	$530,762	$571,247	$610,695	$872,127
Less: Preferred Equity	-	-	-	57,785	57,785	57,785	57,785	57,785	57,785
Common Shareholders' Equity	$243,910	$262,830	$304,966	$358,352	$385,062	$472,977	$513,462	$552,910	$814,342
Goodwill and Other Intangibles	38,730	38,730	38,730	43,749	43,749	43,749	43,874	43,874	88,512
Core Deposit Intangibles	1,625	727	160	567	460	364	280	206	33,693
LESS: Total Intangible Assets	$40,355	$39,457	$38,890	$44,316	$44,209	$44,113	$44,154	$44,080	$122,205
Tangible Common Equity (non-GAAP)	**$203,555**	**$223,373**	**$266,076**	**$314,036**	**$340,853**	**$428,864**	**$469,308**	**$508,830**	**$692,137**
Total Assets	$2,768,773	$3,221,521	$3,763,659	$4,729,399	$5,328,939	$5,475,179	$5,752,957	$6,192,010	$8,396,435
Goodwill and Other Intangibles	38,730	38,730	38,730	43,749	43,749	43,749	43,874	43,874	88,512
Core Deposit Intangibles	1,625	727	160	567	460	364	280	206	33,693
LESS: Total Intangible Assets	$40,355	$39,457	$38,890	$44,316	$44,209	$44,113	$44,154	$44,080	$122,205
Tangible Assets (non-GAAP)	**$2,728,418**	**$3,182,064**	**$3,724,769**	**$4,685,083**	**$5,284,730**	**$5,431,066**	**$5,708,803**	**$6,147,930**	**$8,274,230**
Tangible Common Equity / Tangible Assets (non-GAAP)	**7.46%**	**7.02%**	**7.14%**	**6.70%**	**6.45%**	**7.90%**	**8.22%**	**8.28%**	**8.36%**
Ending Shares Outstanding	15,264,740	15,207,281	15,247,985	16,833,008	16,855,062	21,121,346	20,896,439	20,987,992	29,473,352
Book Value Per Common Share	**$15.98**	**$17.28**	**$20.00**	**$21.29**	**$22.85**	**$22.39**	**$24.57**	**$26.34**	**$27.63**
Tangible Book Value Per Common Share (non-GAAP)	**$13.33**	**$14.69**	**$17.45**	**$18.66**	**$20.22**	**$20.30**	**$22.46**	**$24.24**	**$23.48**

CNB FINANCIAL CORPORATION®

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39 NON-GAAP RECONCILIATION Dollars in thousands, except per share data 2025 2026 Shareholders' Equity $637,281 $909,447 Less: Preferred Equity 57,785 57,785 Common Shareholders' Equity $579,496 $851,662 Goodwill and Other Intangibles 43,874 87,465 Core Deposit Intangibles 173 31,672 LESS: Total Intangible Assets $44,047 $119,137 Tangible Common Equity (non-GAAP) $535,449 $732,525 Total Assets $6,318,477 $8,432,169 Goodwill and Other Intangibles 43,874 87,465 Core Deposit Intangibles 173 31,672 LESS: Total Intangible Assets $44,047 $119,137 Tangible Assets (non-GAAP) $6,274,430 $8,313,032 Tangible Common Equity / Tangible Assets (non-GAAP) 8.53% 8.81% Ending Shares Outstanding 21,119,894 29,621,999 Book Value Per Common Share $27.44 $28.75 Tangible Book Value Per Common Share (non-GAAP) $25.35 $24.73 As of June 30,

NON-GAAP RECONCILIATION

Dollars in thousands, except per share data	Three Months Ended June 30, 2025	March 31, 2026	June 30, 2026	Six Months Ended June 30, 2025	June 30, 2026
Basic earnings per common share computation:					
Net income available to common shareholders	$ 12,881	$ 25,961	$ 27,229	$ 23,287	$ 53,190
Less: net income available to common shareholders allocated to participating securities	120	237	256	199	491
Net income available to common shareholders allocated to common stock	$ 12,761	$ 25,724	$ 26,973	$ 23,088	$ 52,699
Weighted average common shares outstanding, including shares considered participating securities	21,053	29,576	29,627	21,018	29,602
Less: average participating securities	172	259	273	144	266
Weighted average shares	20,881	29,317	29,354	20,874	29,336
Basic earnings per common share	**$ 0.61**	**$ 0.88**	**$ 0.92**	**$ 1.11**	**$ 1.80**
Diluted earnings per common share computation:					
Net income available to common shareholders allocated to common stock	$ 12,761	$ 25,724	$ 26,973	$ 23,088	$ 52,699
Weighted average common shares outstanding for basic earnings per common share	20,881	29,317	29,354	20,874	29,336
Add: dilutive effect of stock compensation	72	122	138	65	130
Weighted average shares and dilutive potential common shares	20,953	29,439	29,492	20,939	29,466
Diluted earnings per common share	**$ 0.61**	**$ 0.88**	**$ 0.91**	**$ 1.10**	**$ 1.79**
Adjusted basic earnings per common share computation (non-GAAP):					
Net income available to common shareholders	$ 12,881	$ 25,961	$ 27,229	$ 23,287	$ 53,190
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	357	-	-	1,844	-
Less: net income available to common shareholders allocated to participating securities	120	237	256	199	491
Adjustment to net income available to common shareholders allocated to participating securities for merger transaction related expenses and the and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	3	-	-	12	-
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$ 13,115	$ 25,724	$ 26,973	$ 24,920	$ 52,699
Weighted average common shares outstanding, including shares considered participating securities	21,053	29,576	29,627	21,018	29,602
Less: average participating securities	172	259	273	144	266
Weighted average shares	20,881	29,317	29,354	20,874	29,336
Adjusted basic earnings per common share (non-GAAP)	**$ 0.63**	**$ 0.88**	**$ 0.92**	**$ 1.19**	**$ 1.80**
Adjusted diluted earnings per common share computation (non-GAAP):					
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$ 13,115	$ 25,724	$ 26,973	$ 24,920	$ 52,699
Weighted average common shares outstanding for basic earnings per common share	20,881	29,317	29,354	20,874	29,336
Add: dilutive effect of stock compensation	72	122	138	65	130
Weighted average shares and dilutive potential common shares	20,953	29,439	29,492	20,939	29,466
Adjusted diluted earnings per common share (non-GAAP)	**$ 0.63**	**$ 0.88**	**$ 0.91**	**$ 1.19**	**$ 1.79**

CNB FINANCIAL CORPORATION®
40

NON-GAAP RECONCILIATION

Dollars in thousands, except per share data	For the year ending December 31, 2017	2018	2019	2020	2021	2022	2023	2024	2025
Net Income Available to Common Shareholders	$23,860	$33,719	$40,081	$31,596	$53,405	$58,886	$53,718	$50,273	$61,829
LESS: Net Income Allocated to Participating Securities	135	150	147	100	183	229	283	388	476
Net Income Allocated to Common Stock	$23,725	$33,569	$39,934	$31,496	$53,222	$58,657	$53,435	$49,885	$61,353
Weighted Average Common Shares Outstanding, Including Participating Securities	15,212	15,274	15,219	16,048	16,875	18,057	21,010	20,993	24,755
LESS: Average Participating Securities	80	64	55	48	55	70	106	155	169
Weighted Average Shares	15,132	15,210	15,164	16,000	16,820	17,987	20,904	20,838	24,586
Basic Earnings Per Common Share	**$1.57**	**$2.21**	**$2.63**	**$1.97**	**$3.16**	**$3.26**	**$2.56**	**$2.39**	**$2.50**
Weighted Average Shares	15,132	15,210	15,164	16,000	16,820	17,987	20,904	20,838	24,586
ADD: Dilutive Effects of Performance Based Shares	-	-	-	-	-	33	40	62	83
Weighted Average Shares and Dilutive Potential Common Shares	15,132	15,210	15,164	16,000	16,820	18,020	20,944	20,900	24,669
Diluted Earnings Per Common Share	**$1.57**	**$2.21**	**$2.63**	**$1.97**	**$3.16**	**$3.26**	**$2.55**	**$2.39**	**$2.49**
Net Income Available to Common Shareholders	$23,860	$33,719	$40,081	$31,596	$53,405	$58,886	$53,718	$50,273	$61,829
ADD: Merger Costs, Prepayment Penalties and Branch Closure Costs (net of tax)	-	-	134	10,168	-	-	-	-	11,521
Adjusted Net Income Available to Common Shareholders	$23,860	$33,719	$40,215	$41,764	$53,405	$58,886	$53,718	$50,273	$73,350
LESS: Net Income Allocated to Participating Securities	135	150	147	100	183	229	283	388	476
Adjusted Net Income Allocated to Common Stock	$23,725	$33,569	$40,068	$41,664	$53,222	$58,657	$53,435	$49,885	$72,874
Weighted Average Shares and Dilutive Potential Common Shares	15,132	15,210	15,164	16,000	16,820	17,987	20,944	20,900	24,669
Adjusted Diluted Earnings Per Common Share	**$1.57**	**$2.21**	**$2.64**	**$2.60**	**$3.16**	**$3.26**	**$2.55**	**$2.39**	**$2.95**

CNB FINANCIAL CORPORATION®

41

42 NON-GAAP RECONCILIATION June 30, 2025 March 31, 2026 June 30, 2026 June 30, 2025 June 30, 2026 Calculation of merger transaction related expenses, net of tax (non-GAAP) (1): Merger and integration costs - non deductible $ 357 $ - $ - $ 1,684 $ - Merger and integration costs - deductible - - - 202 - Statutory federal tax rate 21% 21% 21% 21% 21% Tax benefit (expense) of merger and integration costs (non-GAAP) - - - 42 - Merger transaction related expenses - deductible, net of tax - - - 160 - Merger transaction related expenses, net of tax (non-GAAP) $ 357 $ - $ - $ 1,844 $ - June 30, 2025 March 31, 2026 June 30, 2026 June 30, 2025 June 30, 2026 Calculation of net income available to common (GAAP): Net income $ 13,956 $ 27,036 $ 28,304 $ 25,437 $ 55,340 Less: preferred stock dividends 1,075 1,075 1,075 2,150 2,150 Net income available to common shareholders $ 12,881 $ 25,961 $ 27,229 $ 23,287 $ 53,190 Adjusted calculation of net income available to common (non-GAAP): Net income available to common shareholders $ 12,881 $ 25,961 $ 27,229 $ 23,287 $ 53,190 Add: merger transaction related expenses, net of tax (non-GAAP) 357 - - 1,844 - Adjusted net income available to common shareholders (non-GAAP) $ 13,238 $ 25,961 $ 27,229 $ 25,131 $ 53,190 Three Months Ended Six Months Ended Three Months Ended Six Months Ended (1) Merger transaction related expenses represent legal, advisory, technology, and other expenses directly related to the ESSA acquisition. Management believes exclusion of these non-recurring charges provides more meaningful period-over-period comparisons of operating performance.

43 NON-GAAP RECONCILIATION June 30, 2025 March 31, 2026 June 30, 2026 June 30, 2025 June 30, 2026 Calculation of return on average assets: Net income $ 13,956 $ 27,036 $ 28,304 $ 25,437 $ 55,340 Average total assets 6,235,036$ 8,365,126$ 8,475,376$ 6,227,901$ 8,420,866$ Return on average assets (GAAP) (annualized) 0.90% 1.31% 1.34% 0.82% 1.33% Adjusted calculation of return on average assets (non-GAAP): Net income 13,956 27,036 28,304 25,437 55,340 Add: merger transaction related expenses, net of tax (non-GAAP) $ 357 $ - $ - $ 1,844 $ - Adjusted net income $ 14,313 $ 27,036 $ 28,304 $ 27,281 $ 55,340 Average total assets 6,235,036$ 8,365,126$ 8,475,376$ 6,227,901$ 8,420,866$ Adjusted return on average assets (non-GAAP) (annualized) 0.92% 1.31% 1.34% 0.88% 1.33% Three Months Ended Six Months Ended

44 NON-GAAP RECONCILIATION June 30, 2025 March 31, 2026 June 30, 2026 Calculation of net interest margin: Interest income $ 85,771 $ 112,038 $ 115,656 Interest expense 33,574 38,715 39,312 Net interest income 52,197$ 73,323$ 76,344$ Average total earning assets $ 5,817,121 $ 7,761,592 $ 7,883,060 Net interest margin (GAAP) (annualized) 3.60% 3.83% 3.88% Calculation of net interest margin (fully tax equivalent basis) (non-GAAP): Interest income 85,771$ 112,038$ 115,656$ Tax equivalent adjustment (non-GAAP) 265 398 497 Adjusted interest income (fully tax equivalent basis) (non-GAAP) 86,036 112,436 116,153 Interest expense 33,574 38,715 39,312 Net interest income (fully tax equivalent basis) (non-GAAP) 52,462$ 73,721$ 76,841$ Average total earning assets 5,817,121$ 7,761,592$ 7,883,060$ Less: average mark to market adjustment on investments (non-GAAP) (42,592) (32,170) (40,194) Adjusted average total earning assets, net of mark to market (non-GAAP) 5,859,713$ 7,793,762$ 7,923,254$ Net interest margin, fully tax equivalent basis (non-GAAP) (annualized) 3.59% 3.84% 3.89% Three Months Ended

45 NON-GAAP RECONCILIATION June 30, 2025 March 31, 2026 June 30, 2026 Calculation of efficiency ratio: Non-interest expense $ 39,617 $ 49,187 $ 50,708 Non-interest income 9,008$ 9,998$ 11,302$ Net interest income 52,197 73,323 76,344 Total revenue $ 61,205 $ 83,321 $ 87,646 Efficiency ratio 64.73% 59.03% 57.86% Calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP): Non-interest expense $ 39,617 $ 49,187 $ 50,708 Less: core deposit intangible amortization 16 1,005 1,016 Adjusted non-interest expense (non-GAAP) 39,601$ 48,182$ 49,692$ Non-interest income 9,008$ 9,998$ 11,302$ Net interest income 52,197$ 73,323$ 76,344$ Less: tax exempt investment and loan income, net of TEFRA (non-GAAP) 1,451 1,965 2,391 Add: tax exempt investment and loan income (fully tax equivalent basis) (non-GAAP) 2,046 2,704 3,265 Adjusted net interest income (fully tax equivalent basis) (non-GAAP) 52,792 74,062 77,218 Adjusted net revenue (fully tax equivalent basis) (non-GAAP) 61,800$ 84,060$ 88,520$ Efficiency ratio (fully tax equivalent basis) (non-GAAP) 64.08% 57.32% 56.14% Adjusted calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP): Adjusted non-interest expense (non-GAAP) 39,601$ 48,182$ 49,692$ Less: merger and integration costs (non-GAAP) 357 - - Adjusted non-interest expense (non-GAAP) 39,244$ 48,182$ 49,692$ Adjusted net revenue (fully tax equivalent basis) (non-GAAP) 61,800$ 84,060$ 88,520$ Adjusted efficiency ratio (fully tax equivalent basis) (non-GAAP) 63.50% 57.32% 56.14% Three Months Ended

The common and preferred stock of the Corporation trade on the NASDAQ Global Select Market under the symbols CCNE and CCNEP, respectively.